                                                                   EXHIBIT 10.16

                           FIRST AMENDMENT TO LEASE
                           ------------------------


I.   PARTIES AND DATE.
     ----------------

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") dated as of July 23, 1997, is entered into by and between LAKESIDE DRIVE, INC., a Massachusetts corporation ("Landlord"), and US WEB CORPORATION, a Utah corporation ("Tenant").

II.  RECITALS.
     --------

     A. Landlord and Tenant entered into that certain Office Building Lease dated as of December 16, 1996 (the "Lease"), for a portion of the building commonly known as LAKESIDE ATRIUM at 2880 Lakeside Drive, Santa Clara, California, containing approximately 10,021 square feet of Net Rentable Area and denominated as Suite 350 (the "Leased Premises"). The term of the Lease runs through January 31, 2007 (the "Term Expiration Date"), unless extended pursuant to Exhibit E of the Lease. Capitalized terms used and not otherwise defined
   ---------
herein shall have the same definitions as set forth in the Lease.

     B. Tenant desires to expand the Leased Premises to incorporate an additional 17,083 square feet of Net Rentable Area.

     C. Accordingly, Landlord and Tenant desire to modify the Lease as set forth below in this Amendment.

III. MODIFICATIONS.
     -------------

     Landlord and Tenant hereby agree as follows:

     A.   Expansion of Premises. Upon the Expansion Commencement Date, as
          ---------------------
defined in paragraph C, the Leased Premises shall be expanded to include Suite 300 consisting of approximately 17,083 square feet of Net Rentable Area (the "Expansion Space") as shown in Exhibit A, attached hereto.
                               ---------

     B.   Base Rental. The Base Rental for the Expansion Space shall be:
          -----------

     Expansion Commencement Date -
     30th Month of Term of Lease     $45,269.95 per month ($543,239.40 per year)
     Months 31-60 of Lease           $48,686.55 per month ($584,238.60 per year)
     Months 61-90 of Lease           $52,103.15 per month ($625,237.80 per year)
     Months 91-120 of Lease          $55,519.75 per month ($666,237.00 per year)

The Base Rental referenced above shall be subject to adjustment in accordance with Section 6 of the Lease.

     C.   Term. The Expansion Commencement Date shall be the earlier of October
          ----
1, 1997 or upon substantial completion of the Expansion Space Improvements specified in Exhibit B to this Amendment, and shall terminate on the Term
             ---------
Expiration Date.

     D.   First Month's Rent. The first month's Base Rental for the Expansion
          ------------------
Space shall be delivered to Landlord upon execution of this Amendment by Tenant.

     E.   Security Deposit. Upon execution of this Amendment by Tenant, Tenant
          ----------------
shall deliver to Landlord an additional Security Deposit of $55,519.75 increasing the total Security Deposit to $82,075.40.

     F.   Tenant's Proportionate Share. Tenant's Proportionate Share shall be
          ----------------------------
increased to 28.1396%, and the Base Year for the Expansion Space shall be 1997.

     G.   Option to Renew. Tenant's renewal option for the Expansion Space set
          ---------------
forth in Exhibit E to the Lease shall expressly include the Expansion Space.
         ---------

     H.   Use. The Expansion Space may be used for general office, training,
          ---
engineering, customer service, product demonstration and administration, and for no other purpose whatsoever.

     I.   Parking. Exhibit D of the Lease is modified to provide that Tenant
          -------  ---------
shall have a total of 100 parking spaces for its non-exclusive use, all other terms of Exhibit D to remain in effect.
         ---------

     J.   Termination. This Amendment is conditional upon Landlord and Novell,
          -----------
Inc. executing a termination of Novell. Inc.'s existing lease for the Expansion Space dated November, 1994.

     K.   Condition of Expansion Space. The Expansion Space shall be subject to
          ----------------------------
all of the provisions of the Lease provided that Landlord's warranty contained in Section 9 of the Lease shall be effective as to the Expansion Space for a period of forty-five (45) days following the Expansion Commencement Date.

     L.   Signage. Tenant shall submit a request for Landlord's approval of
          -------
building, directory and office signage which shall be subject to the requirements of Exhibit B of the Lease. Subject to Landlord's approval (not to
                ---------
be unreasonably withheld) and at Tenant's expense, Tenant shall replace the Novell building signage with its own signage and logo.

     M.   Tenant Improvement Allowance. Subject to Exhibit B attached hereto,
          ----------------------------             ---------
Landlord shall provide Tenant with a tenant improvement allowance of $74,275.00 ($5.00 per square foot) for the construction of the Expansion Space Improvements. Landlord shall provide, at Tenant's request, an additional tenant improvement allowance (the "Additional Allowance") of a maximum of $44,565.00 ($3.00 per square foot) provided that the Additional Allowance, together with interest thereon at the fixed rate of twelve percent (12%) per annum (to accrue

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

upon disbursement thereof), shall be fully amortized over the period from disbursement to the expiration of the initial Term, and shall be payable, as additional rental, on a monthly basis, together with the payments of Base Rental, during the initial Term. Landlord shall provide Tenant with regular statements showing the disbursements made hereunder, the payments due from Tenant thereunder, and how such payments were calculated. Absent manifest error, Landlord's calculations of the payments due under this Paragraph M shall be binding upon the parties.

     N.   Brokers' Commissions. Tenant and Landlord warrant that they have not
          --------------------
had dealings with any broker or agent in connection with this Amendment, other than Michael L. Rosendin (of Colliers Parrish International, Inc.) ("Tenant's Broker") and Mark Schmidt (of Insignia O'Donnell Commercial Group) ("Landlord's Representative"). Landlord shall pay a commission to Tenant's Broker pursuant to an agreement between Tenant's Broker and Landlord's Representative. Tenant agrees to hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any other broker or agent utilized by Tenant with respect to this Amendment or the negotiation hereof.

     O.   Early Entry. Notwithstanding anything to the contrary in this
          -----------
Amendment, as of September 1, 1997, Tenant may enter the Expansion Space for the purpose of installing telephones, electronic communication or related equipment, cabling, fixtures and furniture, provided that Tenant shall be solely responsible for any of such equipment, cabling, fixtures or furniture and for any loss or damage thereto from any cause whatsoever, excluding only the gross negligence or willful misconduct of Landlord or Landlord's contractors. Such early access to the Expansion Space and such installation shall be permitted only to the extent that Landlord determines that such early access and installation activities will not delay Landlord's contractor's completion of the construction of the Tenant Improvements. Landlord and Tenant shall cooperate in the scheduling of Tenant's early access to the Expansion Space and of Tenant's installation activities in an attempt to maximize the benefits to Tenant of this Paragraph O without interfering with Landlord's completion of the construction of the Tenant Improvements. Tenant shall (i) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to such early entry, and (ii) comply with all applicable laws, regulations, permits and other approvals applicable to such early entry work in the Expansion Space.

IV.  GENERAL.
     -------

     A.   Effect of Amendment: Ratification. Except to the extent the Lease is
          ---------------------------------
expressly modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

     B.   Attorneys' Fees. The provisions of the Lease respecting payment of
          ---------------
attorneys' fees shall also apply to this Amendment.

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

     C.   Counterparts. If this Amendment is executed in counterparts, each
          ------------
counterpart shall be deemed an original.

     D.   Authority to Execute Amendment. Each individual executing this
          ------------------------------
Amendment on behalf of a corporation as Tenant represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such corporation and agrees to deliver evidence of his or her authority to Landlord upon request by Landlord.

     E.   Governing Law. This Amendment and any enforcement of the agreements
          -------------
and modifications set forth above shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.


"Landlord":
 --------

LAKESIDE DRIVE, INC.,
a Massachusetts corporation

By:  GE CAPITAL INVESTMENT ADVISORS, INC.,
     Its Duly Authorized Agent


     By: [ILLEGIBLE SIGNATURE]
     Name: ________________________
     Its: _________________________



"Tenant":

US WEB CORPORATION,
a Utah corporation

By:   /s/ James J Hefferman
      ---------------------------
Name: JAMES J HEFFERMAN
      ---------------------------
Its:  CFO
      ---------------------------

Taxpayer Identification No.: 87-0551650
                             ----------

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

                                   EXHIBIT A

                                EXPANSION SPACE

                           [FLOOR PLAN APPEARS HERE]


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

                                   EXHIBIT B
                                   ---------

                                  WORK LETTER
                                  -----------


     It is agreed that Landlord will complete construction of improvements in the Expansion Space in accordance with the following terms and provisions:

     1. (a) No later than August 4, 1997, Tenant shall submit to Landlord Tenant's proposed complete, architectural, electrical and mechanical plans and specifications (the "Plans") for the construction of tenant improvements in the Expansion Space. Landlord shall make available to Tenant the services of its Architect to assist Tenant in the preparation of the Plans, which shall be subject to Landlord's final approval. The cost of preparing the Plans shall be applied against the Allowance (as hereinafter defined).

          (b) Within five (5) days following the date of Landlord's receipt of the Plans, Landlord will advise Tenant of Landlord's approval or disapproval of the Plans. If Landlord disapproves any aspect of the Plans, Landlord shall so notify Tenant and specify the reasons for such disapproval. Landlord may also specify how any such disapproved item may be made reasonably acceptable to Landlord, and Tenant shall, within five (5) days thereafter, deliver to Landlord revised Plans incorporating the revisions required by Landlord.

     2. Following the approval in writing by Landlord and Tenant of the Plans, Landlord shall construct the tenant improvements contemplated hereby (collectively, the "Expansion Space Improvements"), in accordance with the Plans. The cost of the Expansion Space Improvements for the purpose of billing shall equal the cost to Landlord of designing and constructing such Expansion Space Improvements (including any contractor's fee and the cost of supervision and coordination).

     3. All costs and expenses incurred in the design and Construction of the Expansion Space Improvements shall be borne by Tenant (and are hereinafter referred to as "Tenant's Costs"); provided, however, that Tenant shall receive a tenant improvement allowance (the "Allowance") of up to $74,275.00 (based on $5.00 per square foot of Net Rentable Area contained in the Expansion Space), to be credited against the billing costs of constructing all Expansion Space Improvements in the Expansion Space. Any excess of Tenant's Costs up to a maximum of an additional $44,565.00 ($3.00 per square foot) shall be paid as provided in Paragraph M of this Amendment. As soon as the final accounting can be prepared and submitted to Tenant, Tenant shall pay to Landlord, within five
(5) days from delivery of Landlord's invoice to Tenant therefor, the difference between the actual cost of the Expansion Space Improvements as shown in the audit and $118,840.00 (the "Excess").

     The amounts payable hereunder shall constitute rent due pursuant to the Lease at the times specified herein and failure to make any such payments when due shall constitute an event of default under the Lease, entitling Landlord to all of its remedies provided under the Lease as well as all remedies otherwise available to Landlord.

     4. If Tenant requests any changes in the Plans, Tenant shall present Landlord with revised drawings and specifications for Landlord's approval, which approval will not be unreasonably withheld. If Landlord approves such changes, Landlord shall incorporate such changes in the Expansion Space Improvements following Landlord's receipt of a change order therefor executed by Tenant. Landlord, however, may require, prior to proceeding with any changes, additional cash advances against the Excess in the event Landlord determines that Tenant's proposed changes will increase the amount of the Excess.

     5. Should Landlord be delayed in substantially completing the work to be performed hereunder as a result of (i) Tenant's failure to submit the Plans to Landlord as provided in Paragraph 1 hereof or (ii) Tenant's requests for changes in the Plans which delay said work or (iii) the performance of any work contemplated herein by a contractor or agent employed by Tenant (any such contractor or agent being subject to the prior written approval of Landlord) or
(iv) any other delay caused by Tenant, its agents or employees, then Tenant's obligation to pay rent under this Amendment shall nevertheless commence on the date specified in Paragraph C of this Amendment and the Commencement Date under this Amendment shall not be delayed pursuant to Paragraph C of this Amendment, unless such delays for which Tenant is responsible are in addition to delays for which Landlord is responsible, in which case the Commencement Date and rental commencement date under this Amendment shall be extended for the period of delays for which Landlord was responsible.

     6. Landlord hereby agrees that to the extent it acts as contractor hereunder, Landlord will commence or cause the commencement of the construction of the Expansion Space Improvements as promptly as is reasonably possible and will proceed with due diligence to perform or cause such work to be performed in a good and workmanlike manner. Landlord warrants to Tenant that all materials and equipment furnished in constructing the portion of the Expansion Space Improvements constructed by Landlord will be of good quality, free from faults and defects; provided, however, Tenant's sole remedy for any breach of the above warranty shall be that Landlord, for a period of twelve (12) months after substantial completion of such work, at its sole cost and expense, will make all necessary repairs, replacements, and corrections of any nature or description as may become necessary by reason of faulty construction, labor or materials in the portion of the Expansion Space Improvements constructed by Landlord.

     7. For the purposes of this Work Letter, the term "substantial completion" of the Expansion Space Improvements or of the work of constructing such Expansion Space Improvements shall mean completion of such Expansion Space Improvements in all material respects excepting only minor finish and touch-up work which does not interfere with the occupancy of the Expansion Space by Tenant, as determined by the Architect, whose determination shall be binding upon Landlord and Tenant. To the extent substantial completion is delayed by any act or omission of Tenant or its employees, agents or contractors, the date of substantial completion shall be the date determined by Landlord's space planner or Architect when substantial completion would have been achieved if such Tenant delay had not taken place.

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